EXHIBIT 5.1

SPENCER FANE LLP
1000 Walnut Street, Suite 1400 Kansas City, MO 64106 Tel: (816) 474-8100 Fax: (816) 474-3216

July 13, 2016

Hooper Holmes, Inc.
560 N. Rogers Road
Olathe, Kansas 66062

Re: Registration Statement on Form S‑8

Ladies and Gentlemen:
We have acted as counsel for Hooper Holmes, Inc., a New York corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S‑8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance from time to time of up to an additional 400,000 shares of the Company’s Common Stock, par value $0.04 per share (the “Shares”), pursuant to awards issued or to be issued under the Second Amended and Restated Hooper Holmes, Inc. 2011 Omnibus Employee Incentive Plan (as amended and restated, the “Plan”).
In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of (i) the Registration Statement, (ii) the Plan, (iii) the Amended and Restated Certificate of Incorporation and the Restated By‑Laws of the Company as now in effect, and (iv) minutes of all pertinent meetings and actions of the Board of Directors of the Company and of the Compensation Committee of the Board of Directors of the Company.
In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the issuance of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan.

Hooper Holmes, Inc.
July 13, 2016

The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock as were approved by the Company’s stockholders for issuance under the Plan. The Company has also covenanted and we have also assumed that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.
We do not express any opinion herein concerning any law other than the New York Business Corporation Law.
This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned New York Business Corporation Law be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention. This opinion is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated herein.
Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ Spencer Fane LLP